UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report – April 5, 2016
(Date of earliest event reported)
QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

Utah	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)
Registrant's telephone number, including area code (801) 324-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Dominion, Questar Newsletter Article

The following article was published in an internal Questar newsletter and made available on Questar’s internal website on April 5, 2016 and is also made available to employees and former employees in hardcopy shortly thereafter.

Dominion Resources and Questar work toward realizing plan to combine companies
Parties have taken key steps toward reaching goal to complete the deal by year’s end

Since their Feb. 1, 2016, joint announcement regarding plans to combine companies, Questar and Virginia-based Dominion Resources have already taken two important steps toward reaching their stated goal of completing the transaction by the end of this year.

On Feb. 23, the proposed combination cleared a key condition required for completion of the transaction when the Federal Trade Commission granted early termination of the 30-day waiting period under the federal Hart-Scott-Rodino Antitrust Improvements Act.

A little over a week later, on March 3, the companies jointly filed merger applications with the Public Service Commission of Utah and the Wyoming Public Service Commission. They also provided notice of the proposed transaction to the Idaho Public Utilities Commission.

“Currently we’re working through the discovery phase with commissions in Utah and Wyoming,” said Barrie McKay, Questar Gas vice president state regulatory affairs. “This involves all parties working together in the coming weeks to schedule hearings for testimony. We’re hopeful that the hearings will be concluded and decisions reached in both states by the end of the year.”

With the regulatory review process underway, Questar is also focusing its efforts on meeting another crucial condition - obtaining approval of Questar’s shareholders.

“We’ve filed a preliminary proxy statement with the Securities and Exchange Commission,” said Dave Curtis, Questar vice president and corporate controller. “Once their review is complete and we secure approval, we’ll issue a final proxy and then schedule a shareholder vote.”

The terms of the pending merger call for an all-cash transaction with Dominion agreeing to pay Questar shareholders $25 per share - about $4.4 billion - and assume Questar's outstanding debt.

If all approvals are granted, the proposed merger will create an integrated energy company serving about 2.5 million electric utility customers and 2.3 million gas utility customers in seven states. The combined company also would operate more than 15,500 miles of natural gas transmission, gathering and storage pipelines, one of the nation's largest natural gas storage systems, and approximately 24,300 megawatts of electric generation.

Questar would also provide enhanced geographic diversity to Dominion's natural gas operations. Dominion's existing operations lie in the heart of the mid-Atlantic. Questar's system, on the other hand, is known as the "hub of the Rockies" and serves as a principal source of gas supply to Western states.

"Dominion is very pleased to join with Questar,” said Thomas F. Farrell II, chairman, president and chief executive officer of Dominion. “Like Dominion, Questar has a history of safe and reliable operations, integrity and a firm commitment to its employees and the communities it serves. Questar's customers can count on a continuation of the high-quality service they have enjoyed for years.”

“This presents a tremendous opportunity to bring together two strong, highly successful and best-in-class companies with the prospect of even greater future success,” said Ron Jibson, Questar chairman, president and CEO. “We are excited about the added resources that Dominion brings to Questar’s operations and the potential for even greater growth and economic development in our part of the country. Like Questar, Dominion is a solid company and an exemplary corporate citizen. We expect the combination to be very positive for our customers, employees, shareholders and communities.”

Pending approvals, Questar will operate as a first-tier, wholly owned subsidiary of Dominion and maintain its significant presence, local management structure and headquarters in Salt Lake City. At the same time, Dominion plans to establish its western operations headquarters in Salt Lake City. Dominion has also agreed to increase community involvement and charitable investment in the communities currently served by Questar. Earlier this year, at the conclusion of Questar’s annual United Way campaign, Dominion CEO Tom Farrell pledged to donate $100,000 to the charity and urged Questar to commit a similar amount in addition to the $1,154,400 raised by annuitants, employees and the company during this year’s campaign. Ron Jibson agreed to match Dominion’s donation.

To answer employee questions about the proposed merger, including information on Dominion’s benefit plans and other human resources issues, a link has been established on Questar’s STReamline intranet page. Information and answers to submitted questions are updated by Dominion every Friday.

This report includes certain "forward-looking information." Examples include information as to Dominion’s or Questar’s expectations, beliefs, plans, goals and objectives and the expected timing of completion of the transaction. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves.  In addition, there are uncertainties that may materially affect actual results, such as the ability to obtain the required approval of Questar’s shareholders; the risk that Dominion or Questar may be unable to obtain necessary regulatory approvals for the transaction or required regulatory approvals may delay the transaction or cause the parties to abandon the transaction; the risk that conditions to the closing of the transaction or the committed debt financing may not be satisfied; and the risk that an unsolicited offer for the assets or capital stock of Questar may interfere with the transaction. We have identified and will in the future identify a number of these factors in our SEC Reports on Forms 10-K and 10-Q. We refer you to those discussions for further information.  Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Additional Information and Where to Find It
This communication does not constitute a solicitation of any vote or approval. The company intends to file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger transaction. QUESTAR CORPORATION. (QUESTAR) URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Dominion Resources, Inc. (Dominion), Questar and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Questar’s proxy statement (when it becomes available) may be obtained free of charge from Questar Corporation, Corporate Secretary, 333 South State Street, P.O. Box 45433 Salt Lake City, Utah 84145. Investors and security holders may also read and copy any reports, statements and other information filed by Questar with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Questar, Dominion, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Questar’s directors and executive officers is available in its proxy statement filed with the SEC on April 17, 2015, in connection with its 2015 annual meeting of stockholders, and information regarding Dominion’s directors and executive officers is available in its proxy statement filed with the SEC on March 23, 2015, in connection with its 2015 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

April 5, 2016	/s/ Kevin W. Hadlock
Kevin W. Hadlock Executive Vice President and Chief Financial Officer

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